Exhibit 10.6

EXECUTION VERION

SHAREHOLDER APPROVAL RIGHTS AGREEMENT

dated October 2, 2013

between

PATTERN ENERGY GROUP INC.

and

PATTERN ENERGY GROUP LP

This Shareholder Approval Rights Agreement, dated October 2, 2013 (this “Agreement”), is made by and between Pattern Energy Group Inc. (the “Company”) and Pattern Energy Group LP (the “Shareholder”).

RECITALS

A. The Company has undertaken an initial public offering (the “Initial Public Offering”) of its Class A common shares pursuant to a prospectus filed with U.S. and Canadian securities regulatory authorities.

B. The Shareholder indirectly owns shares in the Company through its subsidiary Pattern Renewables LP.

C. The Company and the Shareholder will each benefit from the corporate arrangements entered into in connection with the Initial Public Offering.

D. The Company and the Shareholder have entered into this Agreement in order to grant the Shareholder certain approval rights with respect to certain corporate action to be taken by the Company following completion of the Initial Public Offering (the “Closing”).

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Certain Defined Terms. The following capitalized terms used in this Agreement shall have the meanings set forth below:

“Applicable Law” means any applicable constitutional provision, statute, act, code, law, regulation, rule, ordinance, Order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter, of a Governmental Authority having valid jurisdiction.

“Board” means the board of directors of the Company from time to time.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Toronto, Ontario or New York, NY are authorized or required by Applicable Law to close. Any event the scheduled occurrence of which would fall on a day that is not a Business Day shall be deferred until the next succeeding Business Day.

“Class A Shares” means the shares of the Company’s Class A common stock, par value $0.01 per share.

“Class B Shares” means the shares of the Company’s Class B common stock, par value $0.01 per share.

1

“Closing” has the meaning set forth in the Recitals.

“Closing Date” means the date on which the Closing takes place.

“Common Shares” means collectively, the Class A Shares and the Class B Shares, or such other shares or other securities into which such shares of common stock are converted, exchanged, reclassified or otherwise changed from time to time.

“Existing Indebtedness” means the indebtedness, debt securities, guarantees, and indemnities of the Company and its Subsidiaries, on a consolidated basis, existing on the Closing Date.

“Governmental Authority” means:

(i)	any government, whether national, federal, provincial, state, territorial, municipal or local (whether administrative, legislative, executive or otherwise);

(ii)	any agency, authority, ministry, department, regulatory body, court, central bank, bureau, board or other instrumentality having legislative, judicial, taxing, regulatory, prosecutorial or administrative powers or functions of, or pertaining to, government;

(iii)	any court, commission, individual, arbitrator, arbitration panel or other body having adjudicative, regulatory, judicial, quasi-judicial, administrative or similar functions; and

(iv)	any other body or entity created under the authority of or otherwise subject to the jurisdiction of any of the foregoing, including any stock or other securities exchange or professional association.

“NASDAQ” means the NASDAQ Global Market.

“Order” means any order, directive, judgment, decree, injunction, decision, ruling, award or writ of any Governmental Authority.

“outstanding Common Shares” means, at any time, the number of Common Shares issued and outstanding at the relevant time as reflected on the share register of the Company.

“Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, limited liability company, unlimited liability company, trust, unincorporated organization, Governmental Authority or other entity.

“Share Incentive Plan” means any plan of the Company in effect from time to time pursuant to which Common Shares may be issued, or options or other securities convertible or exercisable into or exchangeable for Common Shares may be granted, to directors, officers and/or employees of, and/or consultants to, the Company and/or its Subsidiaries;

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, limited liability company, unlimited liability company, joint venture or partnership of which such Person (a) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests, or (iii) the capital or profit interests, in the case of a partnership; or (b) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body;

“Trading Day” means a day on which the Class A Shares:

(i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

(ii) have traded at least once on the NASDAQ or the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Class A Shares.

SECTION 1.02 Beneficial Ownership. Solely for purposes of this Agreement, the Shareholder shall be deemed to beneficially own Common Shares which are beneficially owned by the Shareholder’s direct or indirect Subsidiaries, other than the Company and its direct or indirect Subsidiaries.

ARTICLE II

CORPORATE GOVERNANCE

SECTION 2.01 The Shareholder Approval Rights. For so long as the Shareholder beneficially owns (directly or indirectly) not less than thirty-three and one-third percent (33 1/3%) of the then outstanding Common Shares, the Company shall not (either directly or indirectly through a Subsidiary) take any of the following actions without the prior written consent of the Shareholder (such consent not to be unreasonably conditioned, withheld or delayed):

a. consolidate or merge into or with another Person, including pursuant to any amalgamation, recapitalization or reorganization, other than a consolidation, merger or other similar business combination of any Subsidiary of the Company into or with the Company or into or with another Subsidiary of the Company;

b. acquire any shares or similar equity interests, instruments convertible into or exchangeable for shares or similar equity interests, assets, business or operations in a single transaction or a series of related transactions from any Person (other than the Shareholder or from or between any Subsidiary of the Company) for an aggregate purchase price of more than ten percent (10%) of the Company’s market capitalization (assuming all of the Class B Shares then outstanding have been converted into Class A Shares on a one-for-one basis) determined based on the daily volume weighted average price of the Class A Shares on the NASDAQ (or the then primary securities exchange or association or over-the-counter market on which the Class A Shares are listed for trading) over the immediately preceding 20 consecutive Trading Days prior to the date on which the Board approved such acquisition;

c. adopt any plan or proposal for a complete or partial liquidation, dissolution or winding up of the Company or any of its Subsidiaries or any reorganization or recapitalization of the Company or any of its Subsidiaries or commence any case, proceeding or action seeking relief under any existing or future laws relating to bankruptcy, insolvency, conservatorship or relief of debtors, other than a voluntary liquidation, dissolution or winding-up of a Subsidiary into another Subsidiary of the Company;

d. sell, transfer, lease, pledge or otherwise dispose of any of its or any of its Subsidiaries’ assets, business or operations in a single transaction or a series of related transactions to any Person for an aggregate value of more than ten percent (10%) of the Company’s market capitalization (assuming all of the Class B Shares then outstanding have been converted into Class A Shares on a one-for-one basis) determined based on the daily volume weighted average price of the Class A Shares on the NASDAQ (or the then primary securities exchange or association or over-the-counter market on which the Class A Shares are listed for trading) over the immediately preceding 20 consecutive Trading Days prior to the date on which the Board approved such sale, transfer, lease, pledge or other disposition, provided that this Section 2.01(d) shall not apply to (i) a sale, transfer, lease, pledge or other disposition to the Shareholder, to a Subsidiary or to the Company or another Subsidiary (in the case of a Subsidiary), (ii) grants of security interests in or mortgages on liens in favor of a bona fide third party lender to the Company or any of its Subsidiaries or (iii) transfers, assignments, sales or other dispositions as part of a tax equity financing transaction such as sale-leaseback transactions or partnership flip transactions;

e. change the number of directors comprising the Board, except changes required by applicable securities laws and listing agency rules;

f. issue new debt securities or incur or enter into debt or guarantees in an aggregate amount of more than ten percent (10%) of the Company’s market capitalization (assuming all of the Class B Shares then outstanding have been converted into Class A Shares on a one-for-one basis) determined based on the daily volume weighted average price of the Class A Shares on the NASDAQ (or the then primary securities exchange or association or over-the-counter market on which the Class A Shares are listed for trading) over the immediately preceding 20 consecutive Trading Days prior to the date on which the Board approved such issuance, excluding, for the avoidance of doubt, issuances to, from or between the Company or any of its Subsidiaries, Existing Indebtedness on the date hereof, debt approved in accordance with this Agreement or drawings under any Existing Indebtedness or credit facility approved in accordance with this Agreement or any guarantees in respect of any of the foregoing; or

g. issue equity securities of the Company, a Subsidiary of the Company or securities convertible into or exercisable or exchangeable for equity securities of the Company or a Subsidiary of the Company with preferential rights to the Class A Common Shares, other than pursuant to a Share Incentive Plan that has been approved by the Board or between or among the Company and its Subsidiaries.

ARTICLE III

TERMINATION

SECTION 3.01 Termination. The term of this Agreement shall commence on the date hereof and expire on the first date on which the Shareholder beneficially owns (directly or indirectly) less than thirty-three and one-third percent (33 1/3%) of the then outstanding Common Shares.

ARTICLE IV

GENERAL PROVISIONS

SECTION 4.01 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware, excluding any conflict-of-laws rule or principle that might refer the governance or the construction of this Agreement to the law of another jurisdiction irrespective of the choice of laws principles.

SECTION 4.02 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4.02):

if to Pattern Energy Group Inc.:

Pattern Energy Group Inc.

Pier 1, Bay 3

San Fransisco, California, 94111

Attention: General Counsel

Phone: (415) 283-4000

Fax: (415) 326-7900

if to Pattern Energy Group LP:

Pattern Energy Group LP

Pier 1, Bay 3

San Fransisco, California, 94111

Attention: Director of Legal Services

Phone: (415) 283-4000

Fax: (415) 326-7900

with a copy to:

Riverstone Holdings LLC

712 Fifth Avenue #51

New York, NY 10019

Attention:

Phone:

Fax:

SECTION 4.03 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Applicable Law all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

SECTION 4.04 Entire Agreement. Except as otherwise expressly provided in this Agreement, this Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements and undertakings, both written and oral, between or on behalf of the parties hereto with respect to the subject matter of this Agreement.

SECTION 4.05 Assignment; No Third-Party_ Beneficiaries.

(a) The Shareholder may assign this Agreement, in whole but not in part, to any Person to whom Common Shares are transferred by the Shareholder and who agrees to become party hereto and to be bound by this Agreement, provided, however, for greater certainty, that the approval rights in Section 2.01 shall remain in effect and inure only for the benefit of one successor shareholder that individually meets the ownership thresholds set forth in Section 2.01. The Company may assign this Agreement to any successor that agrees to become party hereto and to be bound by this Agreement. Except as aforesaid, this Agreement shall not be assigned by any party hereto without the prior written consent of the other party.

(b) This Agreement is for the sole benefit of the parties to this Agreement and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 4.06 Amendment; Waiver. No provision of this Agreement may be amended or modified except by a written instrument signed by all the parties hereto. No waiver by any party of any provision hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

SECTION 4.07 Rules of Construction. Interpretation of this Agreement shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires, (b) references to the terms Article, Section, paragraph, and Schedule are references to the Articles, Sections, paragraphs, and Schedules to this Agreement unless otherwise specified, (c) the word “including” and words of similar import shall mean “including, without limitation,” (d) provisions shall apply, when appropriate, to successive events and transactions, (e) the headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement and (f) this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

SECTION 4.08 Currency. All references in this Agreement to “dollars” or “$” are expressed in United States currency, unless otherwise specifically indicated.

SECTION 4.09 Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

PATTERN ENERGY GROUP INC.

By:	/s/ Dyann S. Blaine
	Name:	Dyann S. Blaine
	Title:	Vice President and Secretary

PATTERN ENERGY GROUP LP

By:	/s/ Dyann S. Blaine
	Name:	Dyann S. Blaine
	Title:	Vice President